Exhibit 10.58

ANNUAL BASE SALARIES APPROVED FOR NAMED EXECUTIVE OFFICERS

OF

WORTHINGTON INDUSTRIES, INC.

Effective June 28, 2013, the Compensation and Stock Option Committee of the Board of Directors of Worthington Industries, Inc. (the “Registrant”) approved the base salaries for the named executive officers identified below, which base salaries will become effective September 2013.

Name and Principal Position	Base Salary
John P. McConnell Chairman of the Board and Chief Executive Officer of the Registrant	$625,000
Mark A. Russell President and Chief Operating Officer of the Registrant	$515,000
B. Andrew Rose Vice President and Chief Financial Officer of the Registrant	$464,000
Virgil L. Winland Executive Vice President – Manufacturing of the Registrant	$334,000
Andrew J. Billman President, Worthington Cylinder Corporation	$390,000

George P. Stoe, the other named executive officer of the Registrant for purposes of the Annual Report on Form 10-K for the fiscal year ended May 31, 2013, retired as President and Chief Operating Officer of the Registrant effective August 1, 2012, but remained employed as non-executive chairman of the Engineered Cabs business unit. He retired from that position effective May 31, 2013, but remains employed by the Registrant as an advisor. He will receive a $5,000 per month base salary during the fiscal year ending May 31, 2014.